EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the eGlobe, Inc. 1995 Employee Stock Option and Appreciation Rights Plan of our report dated February 25, 2000, with respect to the consolidated financial statements of Trans Global Communications, Inc. and subsidiaries, included in eGlobe Inc.'s Current Report on Form 8-K/A filed on May 22, 2000 with the Securities and Exchange Commission.


                                         /s/  Ernst & Young LLP

New York, New York

May 19, 2000